SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2007

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(I.R.S. Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 19, 2007, the Board of Directors (the “Board”) of WCI Communities, Inc. (the “Company”) passed a resolution that the Distribution Date under the Rights Agreement, dated as of January 30, 2007, as amended on February 27, 2007 (the “Rights Agreement”) between WCI Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent, that arises solely by the virtue of the lapse of time following the commencement by Carl C. Icahn, High River Limited Partnership, entities managed by Icahn Management LP and certain other affiliates of Mr. Icahn (the “Icahn Entities”) of a tender offer for any and all of the Company’s outstanding shares of common stock, par value $0.01 per share, and the associated rights to purchase shares of Series A Junior Participating Preferred Stock issued pursuant to the Rights Agreement at a price of $22.00 per share, upon the terms and subject to the Company’s redemption of its “poison pill”, and other conditions to be set forth in the Icahn Entities’ Offer to Purchase (as may be amended, the “Offer”) shall not be deemed to occur on the tenth business day after the commencement of the Offer or the first public announcement of the Icahn Entities’ intention to commence the Offer, but shall be deemed to occur on such date (prior to such time as any Person becomes an Acquiring Person (each, as defined in the Rights Agreement)) as the Board shall subsequently later determine by resolution. The Rights Agreement was filed with the Company’s Form 8-K on February 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

DATED: March 21, 2007	By:	/s/ James D. Cullen
	Name:	James D. Cullen
	Title:	Vice President